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                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   Form 8-K


                     Pursuant to section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                                  May 1, 2000
               (Date of Report [date of earliest event reported])



              Commission File Number:                     333-59541


                      GREAT LAKES ACQUISITION CORPORATION
            (Exact name of registrant as specified in its charter)

                 DELAWARE                          76-0576974
         (State or other jurisdiction of        (I.R.S. Employer
          incorporation or organization)         Identification No.)

          551 Fifth Avenue, New York, New York         10176
	 (Address of principal executive offices)     (Zip Code)

                                 (212) 370-5770
	       (Registrant's telephone number, including area code)
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Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

        (a) On May 1, 2000, Great Lakes Acquisition Corporation (the "Company") decided not to reappoint the firm of Enrst & Young LLP as its independent public accountants. In their place, effective the same date, the Company engaged the firm of Deloitte & Touche LLP as its independent public accountants for the fiscal year ended December 31, 2000.

        (b) Enrst & Young LLP's reports on the Company's financial statements for the period from May 22, 1998 to December 31, 1998 and the fiscal year ended December 31, 1999 contained no adverse opinion or disclaimer of opinion nor were they qualified as to uncertainty, audit scope or accounting principles. The Company had no substantive operations prior to May 22, 1998.

        (c) In connection with the prior audits for the period from May 22, 1998 to December 31, 1998 and the fiscal year ended December 31, 1999 and the interim period preceding the dismissal of Enrst & Young LLP, there have been no disagreements with Enrst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or audit scope or procedure.

        (d) The Company did not consult with Deloitte & Touche LLP with regard to any matter concerning the application of accounting principles to any specific transactions, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company's financial statements.

        (e) The Company has requested that Enrst & Young LLP review the disclosures contained herein and furnish it with a letter addressed to the Commission stating whether or not they are in agreement with the above statements. A copy of said letter, dated May 8, 2000, is filed as Exhibit 16 to this Form 8-K.

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Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a) EXHIBITS

        Exhibit 16.     Letter from Enrst & Young LLP




                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       GREAT LAKES ACQUISITION CORPORATION

Date: 5/8/00                           /s/James D. McKenzie
                                       James D. McKenzie
                                       President and Chief Executive Officer